SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Number)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

AeroCentury Corp. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Report”), originally due on May 15, 2020, due to circumstances related to the coronavirus disease 2019 (“COVID-19”).  The following factors relating to the COVID-19 pandemic and the government shelter-in-place restrictions imposed beginning in early March and continuing through the end of May by state and local authorities where the Company's offices are located have delayed the Company’s ability to complete its review and prepare the Report by the May 15, 2020 deadline:

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Inability for work groups to interact efficiently and in close proximity due to shelter-in-home rules imposed by government authorities;

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Inability to use of technology systems and office administrative systems efficiently and consistently due to the lack of presence of support staff in the Company's offices;

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Delayed correspondence and lengthened expected response times between the Company and its professional advisors;

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Difficulty in timely gaining access to accounting records (e.g., for preparation and review of records needed to close books for the period);

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The need to perform additional analyses and procedures regarding cash flow as a result of COVID-19's effect on our lessees;

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Uncertainty regarding the amendment of the Company's credit facility debt, which was delayed as a result of COVID-19; and

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Inability to timely obtain accurate updated aircraft appraisals necessary to measure potential asset impairments due to the rapidly changing market for aircraft assets and delayed response times from industry appraisers affected by shelter-in-place restrictions.

Notwithstanding the foregoing, the Company anticipates that it will file the Report on or about June 8, 2020 (which is 24 days after the Report’s original filing deadline of May 15, 2020).

In addition, the Company will include the following discussion and risk disclosure relating to the COVID-19 pandemic in the Report:

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In Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations --Outlook:

COVID-19 Pandemic.  As discussed below, in Factors that May Affect Future Results and Liquidity -- Impact of COVID-19 Pandemic, the COVID-19 pandemic has had and will continue to have a significant impact on the Company’s financial circumstances mainly due to the impact on the Company’s primary customers, regional airlines. The COVID-19 pandemic has resulted in a loss of revenue for such customers. This in turn has caused lessees to make requests for lease payment concessions and/or deferrals from the Company. The Company has so far been able to reach accommodations with its lenders to allow the Company with certain of its lessees to keep its leases with such lessees intact while giving such lessees short-term deferrals on lease obligations. If the financial fallout from the COVID-19 pandemic continues, and the Company receives additional requests from lessees for further concessions, then the Company may not be able to gain the agreement of its lenders for further corresponding concessions under its debt financings. If that occurs, then the Company may be required to terminate such leases and attempt to resell or re-lease such assets, or the lenders themselves may foreclose upon such assets, and take possession of the assets as a remedy for default under the Company’s debt agreements. Beyond this short-term effect of the COVID-19 pandemic, there will be a medium-term effect on the Company through the lowered demand for aircraft capacity due to governmental health and safety protocols, shelter-in-place restrictions, passenger appetite for travel and discretionary spending. The onset of the COVID-19 pandemic reduced passenger air travel to a small fraction of what it was in prior years. This in turn has reduced the airlines’ need for aircraft capacity, resulting in a current excess supply of aircraft relative to demand for leased aircraft such as those owned by the Company. Some airlines may be forced to cease operations, which will further exacerbate the oversupply of aircraft for lease or sale. Even if the global economy quickly rebounds to pre-COVID-19 levels, the Company anticipates that it may take much longer for passenger air travel and demand for aircraft capacity to return to such levels and then grow beyond such levels that additional aircraft capacity is required, and uncertainties in our industry may prevent the Company from accessing the equity or debt capital markets on attractive terms or at all for a period of time, which could have an adverse effect on the Company's liquidity position. To the extent that the Company is able to retain its aircraft on lease with lessees during this recovery period, this oversupply in the medium-term may not have a significant impact on the Company’s financial circumstances, other than a potential reduction in appraised values of the Company’s portfolio when it receives its periodic appraisals. If, however, at the time that the Company is required to repossess an aircraft upon termination or expiration of its lease, demand for aircraft for lease or purchase is still depressed, then the Company may experience substantial difficulty in locating a new lessee or purchaser for such aircraft. On the other hand, the depressed valuations for aircraft could result in substantial opportunities to acquire assets at discounted prices. Thus, if the Company is able to successfully weather the impact of the pandemic and refinance its current MUFG Loan indebtedness and then obtain new sources of capital for acquisition funding, the post-COVID-19 recovery may present the Company with numerous asset acquisition opportunities at attractive prices.

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In Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Factors that May Affect Future Results and Liquidity:

Impact of COVID-19 Pandemic.  The ongoing COVID-19 pandemic has had an overwhelming adverse effect on the Company during the first quarter of 2020, as it has had on all forms of transportation globally, but most acutely for the airline industry. The combined effect of fear of infection during air travel, quarantines, and international and domestic travel restrictions has caused a dramatic decrease in passenger loads in all areas of the world, not just in those countries with active clusters of COVID-19, as well as in airline ticket net bookings (i.e., bookings made less bookings canceled) of flights. This has led to significant cash flow issues for airlines, including some of the Company’s customers, and some airlines may be unable to timely meet their obligations under their lease obligations with the Company. For example, the Company has permitted one customer, which leases two regional jet aircraft, to defer payment of March 2020 quarterly rent to June 2020, and the Company has permitted another customer to reduce the amounts due in April, May and June 2020. In addition, the Company and two other customers, each of which leases an aircraft subject to a sales-type lease, are discussing remedies regarding non-payment of a portion of the rent due during the first quarter of 2020. Since the Company’s aircraft are financed with debt, rent payments fund the Company’s repayment of debt obligations, and any default under the leases by lessees will generally lead to a default by the Company under its loan obligations, and require the lender and the Company to agree to a financial workout with respect to such debt obligations. The Company has thus far been able to achieve such accommodations from its lenders with respect to lessees that have been unable to remain current in their obligations, but there is no assurance that if such lessees do not return to compliance in the near term, or other lessees who are now current in their obligations fall out of compliance, that the Company will be able to obtain concessions or a workout from its lenders with respect to the Company’s obligations under its debt agreements. Any significant nonpayment or late payment of lease payments by a significant lessee or combination of lessees could in turn impose limits on the Company’s ability to fund its ongoing operations as well as cause new defaults under the Company’s debt obligations, which in turn could lead to an immediate acceleration of debt and foreclosure upon the Company's assets. If this were to occur, the Company may be prevented from accessing the equity or debt capital markets on attractive terms or at all for a period of time, given the volatility in securities and financial markets caused by the COVID-19 pandemic. Furthermore, for the duration of the pandemic and a period of financial recovery thereafter, sale transactions are likely to be curtailed entirely or delayed while the industry returns to financial stability, which could impact the Company’s ability to implement any aspects of its Recapitalization Plan that require disposition of its assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 14, 2020

AEROCENTURY CORP.

By: /s/ Harold M. Lyons
Harold M. Lyons, SVP Finance